UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2026

Battalion Oil Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35467	20-0700684
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

820 Gessner Road Suite 1100 Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 538-0300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock par value $0.0001	BATL	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 1.01	Entry into a Material Definitive Agreement.

Preferred Stock Repurchase and Conversion Agreement

On August 7, 2026, Battalion Oil Corporation (the “Company”) entered into a Preferred Stock Repurchase and Conversion Agreement (the “Repurchase Agreement”) with Gen IV Investment Opportunities, LLC (“Gen IV”), pursuant to which (i) the Company agreed to repurchase from Gen IV 5,138 shares of the Company’s Series A Redeemable Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), and 6,578.11 shares of the Company’s Series A-1 Redeemable Convertible Preferred Stock, par value $0.0001 per share (the “Series A-1 Preferred Stock”), for an aggregate purchase price of $19,000,000 (the “Repurchase”), and (ii) Gen IV elected to convert 1,231.89 shares of Series A-1 Preferred Stock, 6,630 shares of the Company’s Series A-2 Redeemable Convertible Preferred Stock, par value $0.0001 per share (the “Series A-2 Preferred Stock”), 3,789 shares of the Company’s Series A-3 Redeemable Convertible Preferred Stock, par value $0.0001 per share (the “Series A-3 Preferred Stock”), and 3,789 shares of the Company’s Series A-4 Redeemable Convertible Preferred Stock, par value $0.0001 per share (the “Series A-4 Preferred Stock”), into an aggregate of 3,494,258 shares of the Company’s common stock (the “Common Stock”), par value $0.0001 per share (the “Conversion”).

Following the closing of the transactions contemplated by the Repurchase Agreement, Gen IV no longer holds any shares of preferred stock of the Company. The shares of preferred stock repurchased by the Company will be retired and cancelled. The Repurchase Agreement also contains customary representations, warranties and covenants of each of the parties, as well as mutual releases of claims arising in connection with the transactions contemplated thereby.

Voting and Lock-Up Agreement

In connection with the Repurchase Agreement, on August 7, 2026, the Company and Gen IV entered into a Voting and Lock-Up Agreement (the “Voting Agreement”), pursuant to which Gen IV agreed, among other things, for a period of 12 months from the date of the Voting Agreement (or, if earlier, until Gen IV and its affiliates no longer hold any Voting Securities (as defined in the Voting Agreement)), (i) to vote, and to cause its affiliates to vote, the Voting Securities in favor of (A) the election of any director nominees of the Company in an uncontested election, and (B) the ratification of the Company’s independent registered public accounting firm, in each case as recommended by the Company’s board of directors; and (ii) to a customary lock-up with respect to its Lock-Up Securities (as defined in the Voting Agreement), subject to customary exceptions.

The foregoing descriptions of the Repurchase Agreement and Voting Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Repurchase Agreement and Voting Agreement, copies of which are, respectively, filed as Exhibit 10.1 and Exhibit 10.2 hereto and are incorporated herein by reference.

Item 3.02	Unregistered Sale of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Issuance of the Common Stock was undertaken in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof.

Item 9.01	Financial Statements and Exhibits.

(d)Exhibits. The following exhibits are furnished as part of this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Preferred Stock Repurchase and Conversion Agreement, dated August 7, 2026, by and between Battalion Oil Corporation and Gen IV Investment Opportunities, LLC.
10.2	Voting and Lock-Up Agreement, dated August 7, 2026, by and between Battalion Oil Corporation and Gen IV Investment Opportunities, LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BATTALION OIL CORPORATION

August 7, 2026	By:	/s/ Matthew B. Steele
	Name:	Matthew B. Steele
	Title:	Chief Executive Officer

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